EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Kaplan, Inc. Tax Deferred Savings Plan for Salaried Employees
We hereby consent to the incorporation by reference in the Registration Statement No. 333-276044 on Form S-8 of Graham Holdings Company of our report dated October 4, 2024, relating to the financial statements and supplemental schedule of the The Kaplan, Inc. Tax Deferred Savings Plan for Salaried Employees appearing in this Annual Report on Form 11-K for the year ended December 31, 2023.
/s/ Johnson Lambert LLP
Vienna, Virginia
October 4, 2024